Exhibit 10.27

ISSUER NAME	Sierra Bancorp (the "Issuer")
TICKER SYMBOL	BSRR
SELLER NAME	Susan Abundis ("Seller")
PLAN ACCOUNT NUMBER	XXXX-0527
FA NAME	Corporate & Institutional Advisory Services
PLAN SIGNATURE DATE	The date on which the Seller executes this Sales Plan below ("Signature Date")
PLAN TYPE (select all that apply)	☐ Owned Shares held in Street Name in Plan Account	☐ Option Shares
☒ Awards Shares
	☒ Rule 144	☐ Non-144
PLAN BEGINNING DATE	November 18, 2023 ("Plan Beginning Date")
PLAN TERMINATION DATE	November 17, 2024 ("Plan Termination Date")
TOTAL SHARES (Specified in terms of the number of shares or other securities.)	TBD

Sales Plan dated as of Signature Date (this “Sales Plan”) between Seller and Stifel, Nicolaus & Company, Incorporated (“Stifel”), acting as agent.

A.	Recitals

1.

This Sales Plan constitutes a written plan for the purpose of establishing a trading plan that complies with the requirements of Rule 10b5-1(c)(1) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Seller certifies that he or she is familiar with Rule 10b5-1 and has obtained such legal or other advice as the Seller deems appropriate regarding the rule.

2.

Seller is establishing this Sales Plan in order to permit the orderly disposition of certain of Seller’s holdings of the common shares of securities of the Issuer, which is currently trading on the NASDAQ (“Principal Market”), (such shares subject to the Sales Plan hereinafter referred to as the “Stock”).

3.	This Sales Plan will cover the sale of the following (Select all that apply):

- ☐	“Owned Shares”, which is Stock that is owned by the Seller

- ☐	“Option Shares” , which are shares that will be issued to Seller as a result of Employee Stock Options

- ☒

“Awards Shares” , which are Restricted Stock Units, Restricted Stock Awards or Performance Awards shares that Seller has the right to acquire under the outstanding shares issued pursuant to a benefit plan by the Issuer

B.	Seller’s Representations, Warranties and Covenants

1.

As of the date hereof, Seller is not in possession of any material nonpublic information concerning the Issuer or its securities and is not subject to any legal, regulatory, or contractual restriction or undertaking that would prevent Stifel from conducting the trading plan in accordance with the Sales Plan. Seller is entering into this Sales Plan in good faith (and will act in good faith for the duration of the Sales Plan) and not as part of a plan or scheme to evade compliance with the federal securities laws, including Rule 10b5-1 of the Exchange Act.

2.

The securities to be sold under this Sales Plan are owned free and clear by Seller (subject, in the case of shares underlying Options or Awards, only to the compliance by Seller with the exercise provisions of such Options or vesting provisions of such Awards) and are not subject to any liens, claims, charges, security interests or other encumbrances or limitations on disposition (e.g., a lock- up agreement) other than those that may be imposed by Rule 144 under the Securities Act of 1933, as amended (the “Securities Act”).

3.

While this Sales Plan is in effect, Seller agrees not to enter into or alter any corresponding or hedging transaction or position with respect to the securities covered by this Sales Plan and agrees not to alter or deviate from, or attempt to exercise any influence over how, when or whether transactions are executed pursuant to, the terms of this Sales Plan.

4.	Seller agrees to:

a.

provide Stifel prior to commencement of the Plan Sales Period (as defined below) with an executed representation letter from the Issuer substantially in the form of Exhibit A . Seller acknowledges that it is a condition precedent to Stifel’s acceptance of this Sales Plan that the Issuer executes the letter in the form of Exhibit A.

b.

notify Stifel’s Corporate & Institutional Advisory Services group by certified mail or e-mail at the addresses set forth in paragraph H.5 below as soon as practicable if Seller becomes aware of the occurrence of any event contemplated by paragraph E below that may trigger termination of this Sales Plan. Such notice shall not include any other information about the nature of the restriction or its applicability to Seller and shall not in any way communicate any material nonpublic information about the Issuer or its securities to Stifel.

c.

notify the Issuer by certified mail or e-mail at the addresses set forth in provision H.5 below as soon as practicable if the Seller is a director or officer of the Issuer and has terminated or modified the Sales Plan.

5.

The Seller certifies that the Sales Plan does not violate or conflict with any law, regulation, employee trading plan of Seller’s employer (“Employee Plan”), insider trading policies of the Issuer of the Stock (“Insider Plan”), or policy, contract, judgment, order, decree or undertaking applicable to Seller or to which Seller is a party. The Seller agrees to notify Stifel in writing if he or she becomes subject to a legal, regulatory, contractual or other restriction that would cause transactions pursuant to the Sales Plan to violate or conflict with any such law, regulation, Employee Plan, Insider Plan, policy, contract, judgment, order, decree or undertaking. The Seller further certifies that any consents required to be obtained with respect to the Sales Plan under any such law, regulation, Employee Plan, Insider Plan, policy, contract, judgment, order, decree or undertaking have been obtained and are in full force and effect and that the Seller is in full compliance with any and all such conditions and has obtained any and all such consents.

6.

Seller agrees that until this Sales Plan has been terminated, Seller shall not (i) enter into a binding contract with respect to the purchase or sale of Stock with another broker, dealer or financial institution (each, a “Financial Institution”), (ii) instruct another Financial Institution to purchase or

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sell any Stock or (iii) adopt a plan for trading with respect to Stock other than this Sales Plan.1 Notwithstanding the foregoing, Seller shall notify Stifel in connection with any sales of securities of the Issuer to be made outside of the Sales Plan prior to such sale. If the Seller’s sales and those of any person whose sales must be aggregated with the Seller’s sales exceed the volume limits, then any sales made pursuant to the Sales Plan shall be suspended until such time that the volume restriction under Rule 144 is lifted.

7.

Seller agrees that it shall not, directly or indirectly, communicate any material non-public information relating to the Stock or the Issuer to any employee of Stifel or its affiliates who is involved, directly or indirectly, in executing this Sales Plan at any time while this Sales Plan is in effect.

8.

Seller agrees that he or she is solely responsible for making any necessary disclosures under, and otherwise complying with Section 13 and 16 of the Exchange Act and other applicable law in a timely manner, to the extent any such filings are applicable to Seller. Further, Seller acknowledges that Seller will be solely responsible if any transaction(s) in the Stock under this Sales Plan result in Seller being liable for short swing profits, as that term is defined in Section 16(b) of the Exchange Act.

9.	Seller Represents that (Select one of the following):

- ☒	Seller is subject to the resale restrictions of Rule 144 of the Securities Act

- ☐	Seller is NOT subject to the resale restrictions of Rule 144 of the Securities Act

10.	If the Stock is to be sold under Rule 144:

a.

Seller agrees not to take, and agrees not to cause any person or entity with which Seller would be required to aggregate sales of Stock pursuant to paragraph (a)(2) or (e) of Rule 144 to take any action that would cause the sales under this Sales Plan not to meet all applicable requirements of Rule 144.

b.

Seller agrees to complete, execute and deliver to Stifel Forms 144 for the sales to be effected under this Sales Plan at such times and in such number of copies as Stifel shall request. Seller authorizes Stifel to maintain pre-signed Forms 144 in safekeeping and to complete and file these forms as necessary on behalf of Seller to effect Sales under the Sales Plan.

c.

Seller agrees to complete, execute and deliver to Stifel a representation letter substantially in the form of Exhibit B to this Sales Plan prior to the commencement of the Plan Sales Period (as defined below).

C.	Implementation of the Plan

1.	Seller hereby authorizes Stifel to execute the following transaction(s) on behalf of the Seller in accordance with the following terms set forth herein and in Schedule A:

1 This prohibition does not apply if the Seller transacts directly with the Issuer, such as participating in employee stock ownership plans (ESOPs) or dividend reinvestment plans (DRIPs), which are not executed on the open market. Additionally, this prohibition does not apply to plans authorizing an agent to sell only enough securities as are necessary to satisfy tax withholding obligations arising exclusively from the vesting of a compensatory award, such as on the vesting and settlement of restricted stock, provided that the Seller is not permitted to exercise control over the timing of such sales. The Seller, not including the Issuer, may maintain two separate Rule 10b5-1 trading plans for open market purchases or sales of the Issuer’s securities if trading under the later-commencing plan is not authorized to begin until after all trades under the earlier-commencing Rule 10b5-1 trading plan is completed or expires without execution. If the first Rule 10b5-1 trading plan is terminated early, the first trade under the later- commencing Rule 10b5-1 trading plan, however, must not be scheduled to occur until after the effective cooling-off period following the termination of the earlier Rule 10b5-1 trading plan.

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2.	Stifel is authorized to begin selling Stock under this Sales Plan a minimum of (Select one of the following):

- ☒

Applicable to the Issuer’s directors or officers. The later of (1) 90 days following the Sales Plan adoption or modification (see provision H.4.e. for applicable period due to modification) or (2) two business days following the Issuer’s filing of a Form 10-Q or Form 10-K for the fiscal quarter that discloses the Issuer’s financial results in which the Sales Plan was adopted or modified (but, in any event, this required cooling-off period need not exceed 120 days follow the Sales Plans adoption or modification)

- ☐

Applicable to employees other than directors and officers of the Issuer. Thirty (30) days from the date this Sales Plan is adopted or modified (see provision H.4.e. for applicable period due to modification), on the Plan Beginning Date at the open of the Principal Market.

The period during which Stifel is authorized to sell Stock under this paragraph C.2 is referred to in this Sales Plan as the “Plan Sales Period”)

3.

Stifel shall sell the Quantity (as defined in Schedule A) for the account of Seller, subject to the restrictions and parameters set forth in Schedule A of this Sales Plan. A “Trading Day” is defined as any day during the Plan Sales Period that the Principal Market is open for business.

a.

Subject to the restrictions and parameters set forth in Schedule A of this Sales Plan, Stifel shall sell the Quantity of Shares set forth in Schedule A under ordinary principles of best execution at the then-prevailing market price. Unless otherwise specified, Stifel will execute the Seller’s order on a “Not Held” basis. Not Held orders are market or limit orders that give the Stifel trader the right to use reasonable brokerage judgment, exercising price and time discretion, as to when to execute the order under the Sales Plan.

b.

Seller agrees and acknowledges that Stifel may execute Seller’s order(s): (i) in a single transaction or multiple transactions during the course of one or more Trading Day(s), or (ii) by aggregating the order with other orders for other sellers of the Issuer’s securities that may or may not have been accepted pursuant to a Rule 10b5-1 plan, executing them as a block or multiple smaller transactions, and allocate an average price to each seller.

c.

The Quantity and the Minimum Sale Price set forth in Schedule A, if applicable, shall be adjusted automatically on a proportionate basis to take into account any stock split, reverse stock split or stock dividend with respect to the Stock or any change in capitalization with respect to the Issuer that occurs during the Plan Sales Period. Stifel will not sell fractional shares under this Sales Plan. In the event that the above referenced adjustment of Quantity results in fractional shares, the Quantity will be rounded down to the nearest whole number.

4.	Seller agrees to the following with regard to Stock:

a.

If the Sales Plan includes Owned Shares, Seller agrees to deliver the total Stock (not to include shares that are to be acquired through the exercise of Options and/or Awards pursuant to this Sales Plan), into an account at Stifel in the name of and for the benefit of Seller (the “Plan Account”) and that Stock will be in street name, electronically transferable form, without legend or stop transfer within the Plan Account prior to the close of the Principal Market on the business day preceding the commencement of sales under this Sales Plan, and Stifel shall have the discretion to terminate this Sales Plan if any of the above requirements is not met.

b.

If this Sales Plan includes Option Shares, Seller agrees to make appropriate arrangements with the Issuer and its transfer agent and stock plan administrator to permit Stifel to furnish notice to the Issuer of the exercise of the Options and to have the underlying Stock delivered to Stifel as necessary to settle sales under this Sales Plan. Seller hereby authorizes Stifel to serve as Seller’s agent and attorney-in-fact and, in accordance with the terms of this Sales Plan, to exercise the Options. Stock received upon exercise of Options shall be delivered to a Stifel account in the name of and for the benefit of Seller (the “Plan Account”).

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(i)	Stifel shall in no event exercise any Option if at the time of exercise the exercise price of the Option is equal to or higher than the market price of the Stock.

(ii)

Stifel shall, in connection with the exercise of Options; remit to the Issuer the exercise price of the Options along with such amounts as may be necessary to satisfy withholding obligations. These amounts shall be deducted from the proceeds of sale of the underlying Stock, together with interest, if applicable, and other transaction expenses thereon computed in accordance with Stifel’s customary practices.

c.

If this Sales Plan includes Awards Shares, Seller agrees to make appropriate arrangements with the Issuer and its transfer agent and stock plan administrator to permit Stifel to furnish notice to the Issuer of the sale of Shares to finance taxes for the applicable grant and to have the underlying Stock delivered to Stifel as necessary to settle sales under this Sales Plan. Seller hereby authorizes Stifel to serve as Seller’s agent and attorney-in-fact and, in accordance with the terms of this Sales Plan, to pay for the taxes due upon the vesting of Restricted Stock Units, Restricted Stock Awards or Performance Awards. Stock received upon vesting of Awards Shares and payment of taxes shall be delivered to a Stifel account in the name of and for the benefit of Seller (the “Plan Account”)

(i)

Stifel shall, in connection with the sale of Shares to cover taxes due upon vesting of Awards Shares; remit to the Issuer the taxes due upon vesting as determined by the Issuer. These amounts shall be deducted from the proceeds of sale of the underlying Stock, together with interest, if applicable, and other transaction expenses thereon computed in accordance with Stifel’s customary practices

5.

To the extent that any Stock from which restrictions were removed remain in the Plan Account after the end of the Plan Sales Period or upon termination of this Sales Plan, Stifel agrees that it will contact Issuer regarding the issuance of a letter instructing the transfer agent to reissue the unsold shares in the name of the Seller bearing the original restrictive legend.

D.	Suspension.

1.	Seller agrees that Stifel may suspend sales under this Sales Plan as soon as practicable after:

-	trading of the Stock on the Principal Market on which the Stock trades is suspended for any reason;

-	Stifel, in its sole discretion, determines that there is a legal, regulatory or contractual reason why it cannot effect a sale of Stock; or

-

Stifel has received written notice from Seller or Issuer that there is a legal, regulatory or contractual restriction applicable to Seller or Issuer that would prevent the sale of Stock under this Sales Plan.

2.

Stifel will resume sales under this Sales Plan as soon as practicable after (i) Stifel has received written notice from Seller or Issuer that the restriction covered by paragraph D.1.c has been lifted or (ii) Stifel determines, in its sole discretion, that it may resume sales in accordance with this Sales Plan in the case of an occurrence of an event described in paragraph D.1.a or D.1.b

-

Upon the resumption of trading, as defined in Schedule A, any orders having a parameter end date scheduled to have occurred during the suspension period shall be deemed to have expired. Any orders having a parameter start date scheduled to have occurred during the suspension period shall be placed as soon as practicable for the balance of time remaining until the applicable parameter end date. All other orders shall be placed as originally indicated in this Sales Plan.

E.	Termination

1.	This Sales Plan shall terminate on the earliest of:

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a.	the close of business on Plan Termination Date;

b.	the date on which all shares are sold, as applicable, pursuant to the Sales Plan;

c.	the date on which Stifel receives notice of the death of the Seller or the commencement of any proceedings in respect of or triggered by the Seller’s bankruptcy or insolvency;

d.	as soon as reasonably practicable, but in no case later than 3 Trading Days after the Seller or Stifel notifies the other in writing that the Sales Plan shall terminate;

e.	at Stifel’s discretion, the date that the Issuer or any other person publicly announces a tender or exchange offer with respect to the Stock;

f.	at Stifel’s discretion, the date of public announcement of merger, acquisition, reorganization, recapitalization or comparable transaction involving the Issuer;

g.	the date of public announcement of the voluntary or involuntary liquidation, bankruptcy, insolvency or nationalization of, or any analogous proceeding affecting the Issuer;

h.	in the event the Sales Plan consists entirely of Options Shares, the date on which all of the Options Shares have expired; and

i.

an amendment or modification which changes the sales or purchase prices or price ranges, the amount of Stock to be sold or purchased or the timing of transactions (or a modification or change to a written formula or algorithm, or computer program that affects the amount, price, or timing of the purchase or sale of the Stock) will be deemed a termination of the Sales Plan.

If the Sales Plan is terminated, the Seller shall be subject to a cooling-off period in accordance with provision C.2. before trading under a newly adopted Rule 10b5-1 plan.

F.	Indemnification; Limitation of Liability

1.

a. Seller agrees to indemnify and hold harmless Stifel and its directors, officers, employees, agents and affiliates from and against all claims, losses, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) arising out of or relating to the Sales Plan. This indemnification shall survive termination of this Sales Plan.

b.	Notwithstanding any other provision of this Sales Plan, Stifel shall not be liable to Seller for:

(i)

special, indirect, punitive, exemplary or consequential damages, or incidental losses or damages of any kind, even if advised of the possibility of such losses or damages or if such losses or damages could have been reasonably foreseen, or

(ii)

any failure to perform or to cease performance or any delay in performance that results from a cause or circumstance that is beyond its reasonable control, including but not limited to failure of electronic or mechanical equipment, strikes, failure of common carrier or utility systems, severe weather, market disruptions or other causes commonly known as “acts of God.”

2.

Seller acknowledges that neither Stifel nor any of its affiliates has advised the Seller with respect to any legal, regulatory, tax, accounting or economic consequences arising from the Sales Plan or any transactions under the Sales Plan.

3.

Seller acknowledges and agrees that in performing Seller’s obligations under this Sales Plan, neither Stifel nor any of its affiliates nor any of their respective officers, employees or other representatives is exercising any discretionary authority or discretionary control respecting management of Seller’s assets, or exercising any authority or control respecting management or

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disposition of Seller’s assets, or otherwise acting as a fiduciary (within the meaning of Section 3(21) of the Employee Retirement Income Security Act of 1974, as amended, or Section 2510.3- 21 of the Regulations promulgated by the United States Department of Labor) with respect to Seller or Seller’s assets. Without limiting the foregoing, Seller further acknowledges and agrees that neither Stifel nor any of its affiliates nor any of their respective officers, employees or other representatives has provided any “investment advice” within the meaning of such provisions, and that no views expressed by any such person will serve as a primary basis for investment decisions with respect to Seller’s assets.

G.	Agreement to Arbitrate:

The following disclosure is required by various regulatory bodies but should not limit the applicability of the following arbitration provision to or in any claim or controversy which may arise between Seller (or “you” as used in this Section G) and Stifel.

General. This Sales Plan (or “Agreement” as used in this Section G) contains a predispute arbitration agreement. By signing an arbitration agreement, the parties agree as follows:

a.

All parties to this Agreement are giving up the right to sue each other in court, including the right to a trial by jury, except as provided by the rules of the arbitration forum in which a claim is filed.

b.	Arbitration awards are generally final and binding; a party’s ability to have a court reverse or modify an arbitration award is very limited.

c.	The ability of the parties to obtain documents, witness statements, and other discovery is generally more limited in arbitration than in court proceedings.

d.

The arbitrators do not have to explain the reason(s) for their award unless, in an eligible case, a joint request for an explained decision has been submitted by all parties to the panel at least 20 days prior to the first scheduled hearing date.

e.	The panel of arbitrators may include a minority of arbitrators who were or are affiliated with the securities industry.

f.	The rules of some arbitration forums may impose time limits for bringing a claim in arbitration. In some cases, a claim that is ineligible for arbitration may be brought in court.

g.	The rules of the arbitration forum in which the claim is filed, and any amendments thereto, are incorporated into this Agreement.

Disputes Subject to Arbitration. Stifel and you (for yourself and on behalf of your principals, agents, beneficiaries, successors, heirs, and assigns) agree that all claims, controversies, and disputes between you and Stifel, Stifel’s agents, employees, officers, and directors, any entity affiliated with Stifel that is a FINRA member firm, and/or any clearing agent of Stifel (collectively “Disputes”) shall be resolved by binding arbitration before FINRA Dispute Resolution.

Stifel and you agree that all Disputes shall be arbitrated whether the Disputes arose prior to, on, or subsequent to the date hereof. Stifel and you further agree that Disputes includes, but is not limited to, claims, controversies, and disputes concerning, relating to, or arising from:

(i)

Any account maintained by you at any time with Stifel, any entity affiliated with Stifel that is a FINRA member firm, or any clearing agent of Stifel, whether maintained by you individually and for your own benefit, jointly with any other person or entity, or in any representative capacity, including, but not limited to, as a trustee or guardian;

(ii)

Any account in which you claim a beneficial interest maintained by any person other than you with Stifel, any entity affiliated with Stifel that is a FINRA member firm, or any clearing agent of Stifel;

(iii)

Any transaction involving Stifel or any predecessor or successor firms by merger, acquisition, or other business combination and you, whether you acted individually, jointly with another person, or in a representative capacity and whether or not such transaction occurred in an account referenced in (i) or (ii) above;

(iv)	Any recommendation of any securities transaction or investment strategy involving securities, including a recommendation of a type of account, made by Stifel or any predecessor or successor

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firms by merger, acquisition, or other business combination to you, whether or not the recommendation resulted in a securities transaction in an account referenced in (i) or (ii) above;

(v)

The construction, performance, or breach of this Agreement or any other agreement between you and Stifel, any entity affiliated with Stifel that is a FINRA member firm, and/or any clearing agent of Stifel; or

(vi)	The business activities of Stifel, an associated person of Stifel, any entity affiliated with Stifel that is a FINRA member firm, and/or any clearing agent of Stifel.

Stifel and you agree that any issue concerning the validity, enforceability, or scope of the arbitration agreement, including the arbitrability of a particular claim, controversy, or dispute, shall be resolved by binding arbitration before FINRA Dispute Resolution.

The Arbitration Forum. Any and all Disputes shall be submitted exclusively to FINRA Dispute Resolution and administered under the then current FINRA Code of Arbitration Procedure for Customer Disputes and other applicable FINRA rules, as amended from time to time (collectively, the “FINRA Code of Arbitration Procedure”).

Arbitration Hearing Locale. The hearing location for any arbitration of any Dispute in accordance with this Agreement shall be determined by the FINRA Director of Dispute Resolution in accordance with the FINRA Code of Arbitration Procedure.

Enforcement of This Arbitration Agreement. This arbitration agreement shall be enforced and interpreted exclusively in accordance with applicable federal laws of the United States, including the Federal Arbitration Act.

If you file any Disputes in court, Stifel may seek to compel arbitration of the Disputes, and you agree not to oppose any efforts to compel arbitration of such Disputes.

Judgment confirming any arbitration award in any arbitration conducted in accordance with this Agreement may be entered in any court having jurisdiction.

This arbitration agreement shall survive the termination of this Agreement.

Class Actions. No person shall bring a putative or certified class action to arbitration. No person shall seek to enforce any predispute arbitration agreement against any person who has initiated in court a putative class action; or who is a member of a putative class who has not opted out of the class with respect to any claims encompassed by the putative class action until: (i) the class certification is denied; or

(ii) the class is decertified; or (iii) the customer is excluded from the class by the court.

Such forbearance to enforce an agreement to arbitrate shall not constitute a waiver of any rights under this Agreement except to the extent stated herein.

A copy of this arbitration agreement is hereby given to you, and you acknowledge receipt thereof by signing below.

2.

Waiver of Rights to Trial by Jury. In the unlikely event any controversy or dispute between you and Stifel is determined to be ineligible for arbitration or not required to be arbitrated, you agree as follows: THE PARTIES TO THIS AGREEMENT SHALL NOT EXERCISE ANY RIGHTS THEY MAY HAVE TO ELECT OR DEMAND A TRIAL BY JURY. YOU AND STIFEL HEREBY EXPRESSLY WAIVE ANY RIGHT TO A TRIAL BY JURY. You acknowledge and agree that this provision is a specific and material aspect of the agreement between the parties and that Stifel would not enter into this Agreement with you if this provision were not part of the agreement.

3.

Forum Selection Clause. Without limiting in any respect the arbitration agreement above and your agreement and obligation to arbitrate all Disputes, any suit, claim, or action filed against Stifel or its present or past parents, subsidiaries, affiliates, officers, agents, or employees in court shall be brought and heard only in the State of Missouri in St. Louis County Circuit Court. Entering into the Agreement constitutes your consent to submit to the personal jurisdiction of the courts of the State of Missouri. You hereby waive any objection based on forum non conveniens and any objection to venue in relation to any such any action.

This paragraph shall apply even if you have related disputes with other parties that cannot be resolved in the same locale.

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H.	General

1.

Seller agrees to pay Stifel $.0.05 commission per share for any and all market transactions executed as agent effected in the Stock pursuant to this Sales Plan as indicated in Schedule A. Before issuing any proceeds to the Seller that result from transactions effected under this Sales Plan, Stifel will deduct its commissions and applicable transaction fees from such proceeds.

2.

Seller acknowledges and agrees that this Sales Plan is a “securities contract,” as such term is defined in Section 741(7) of Title 11 of the United States Code (the “Bankruptcy Code”), entitled to all of the protections given such contracts under the Bankruptcy Code.

3.

The Sales Plan shall be subject to the terms and conditions of the account opening documents (e.g., Client Agreement) that the Seller executed with Stifel and, in the event of any inconsistency, the account opening documents shall prevail. Subject to the preceding sentence, this Sales Plan constitutes the entire agreement between the parties with respect to this Sales Plan and supersedes any prior agreements or understandings with regard to the Sales Plan.

4.	This Sales Plan may be amended (or modified) by Seller:

a.	only upon written consent of Stifel

b.	only during an open window period as defined by the Issuer

c.	only upon receipt of the following documents, each dated as of the date of such amendment

(i)   a representation signed by the Issuer substantially in the form of Exhibit A to this Sales Plan,

(ii)  a certificate signed by Seller certifying that the representations and warranties of Seller contained in this Sales Plan are true at and as of the date of such certificate as if made at and as of such date,

(iii) a Seller’s Representation Letter completed and executed by Seller substantially in the form of Exhibit B to this Sales Plan,

(iv) an amended Form 144 completed and executed by Seller, and

(v)  an amended form of any other Exhibit attached to the original Sales Plan

d.	The Seller may only amend or modify the Sales Plan in good faith and not as part of a plan or scheme to evade compliance with the federal securities laws, including Rule 10b5-1 of the Exchange Act

e.

Such amendments or modifications (which do not change the sales or purchase prices or price ranges, the amount of securities to be sold or purchased or the timing of transactions under the Sales Plan) will become effective a minimum of 30 calendar days from the date the amendment is signed. Amendments or modifications which do change the sales or purchase prices or price ranges, the amount of securities to be sold or purchased or the timing of transactions under the Sales Plan, will be considered a termination of the Sales Plan, and as such, trading may only commence under the newly adopted Rule 10b5-1 plan pursuant to provision C.2.

5.

All notices or other communication required or permitted under the Plan shall be in writing, and delivered by, e-mail certified or registered mail or by hand, unless otherwise specified in this Plan. Notices shall be addressed as set forth below:

a.	All notices to Stifel under this Sales Plan shall be given to Stifel’s Corporate & Institutional Advisory Services group in the manner specified by this Sales Plan as follows:

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Email to:	schneiweissb@stifel.com; CIAS@stifel.com
Certified Mail to:	Stifel Nicolaus & Company, Incorporated Attn: Corporate & Institutional Advisory Services 3 Bryant Park, 4th Floor New York, NY 10036

b.	All Notices to the Seller under this Sales Plan shall be sent from Stifel’s Corporate & Institutional Advisory Services group in the manner specified by this Sales Plan as follows:

Email to:	BURGESS1340@YAHOO.COM
Certified Mail to:	Attn: Susan Abundis 5161 W. Bluff Avenue Fresno, CA 93722

c.	All Notices to the Issuer under this Sales Plan shall be sent from Stifel’s Corporate & Institutional Advisory Services group in the manner specified by this Sales Plan as follows:

Email to:	ctreece@bankofthesierra.com
Certified Mail to:	Attn: Christopher Treece 86 North Main Street Porterville, CA 93257

6.	Seller agrees to promptly notify Stifel pursuant to paragraph H.5. upon any of the following:

a.

any of the Stock become subject to an underwriter(s) lock-up provision. With respect to any such lock-up provisions imposed regarding an initial public-offering, trading under the Sales Plan shall not commence until the lock-up provisions and any related extensions of the lock- up provisions have expired. With regard to any such lock-up provisions imposed regarding a follow-on offering or secondary offering, the Seller agrees to promptly notify Stifel in writing to, at his/her discretion, either: (i) terminate the Sales Plan; (ii) suspend the Sales Plan and if applicable, carry forward any trades until the expiration or termination of the lock-up provisions, whichever shall occur first, or (iii) amend the Sales Plan. In the case of an amendment, the amended plan should reflect the new lock-up provisions imposed by the underwriter(s). Notwithstanding the foregoing, the underwriters in any such follow-on or secondary offering may extend such lock-up provisions concerning the trading of securities under the Sales Plan for an additional period.

b.	any occurrence covered by paragraph E that may trigger termination of the Sales Plan.

7.	Seller’s rights and obligations under this Sales Plan may not be assigned or delegated without the written permission of Stifel, which may be withheld in the sole discretion of Stifel.

8.	This Sales Plan may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures on all counterparts were upon the same instrument.

9.

If any provision of this Sales Plan is or becomes inconsistent with any applicable present or future law, rule or regulation, that provision will be deemed modified or, if necessary, rescinded in order to comply with the relevant law, rule or regulation. All other provisions of this Sales Plan will continue and remain in full force and effect.

10.

This Sales Plan shall be governed by and construed in accordance with the internal laws of the State of Missouri, applicable to agreements made and to be fully performed therein and may be modified or amended only by a writing signed by the parties to this Sales Plan.

Pg. 10	MEMBER SIPC AND FINRA

NOTICE: THIS AGREEMENT CONTAINS A PRE-DISPUTE ARBITRATION CLAUSE IN PARAGRAPH G

IN WITNESS WHEREOF, the undersigned have signed this Sales Plan as of the date written below.

Date:	3/8/23

Plan Account Number:	XXXX-0527

Signature:	/s/ Susan Abundis

Print Name:	Susan Abundis

Title:

Stifel, Nicolaus & Company, Incorporated

By:

Print Name:

Title:

Pg. 11	MEMBER SIPC AND FINRA

EXHIBIT A

ISSUER REPRESENTATION

1.Sierra Bancorp (the “Issuer”) represents that it has approved the Sales Plan dated (the “Sales Plan”) between Susan Abundis (“Seller”) and Stifel, Nicolaus & Company, Incorporated (“Stifel”) relating to the common stock of the Issuer (the “Stock”).

2.

The Issuer represents that (i) the Sales Plan does not violate or conflict with the Issuer’s insider trading or other policies and procedures, (ii) to the best of the Issuer’s knowledge, there are no legal, regulatory, contractual or other restrictions applicable to Seller or Seller’s affiliates that would prohibit or limit the Seller from either entering into the Sales Plan or any transaction under the Sales Plan, and (iii) the Seller has not entered into any other plan for trading with respect to the Stock other than the Sales Plan.

3.

The Issuer represents that it will not communicate any material nonpublic information about the Issuer or its securities to Stifel’s Corporate & Institutional Advisory Services staff, Trading Department, or Financial Advisor.

4.

To the extent applicable, if at any time while the Sales Plan is in effect the sales to be made by Stifel for the account of the Seller under the Sales Plan require that the Issuer meet the Current Public Information provisions contained in paragraph (c) of Rule 144 under the Securities Act of 1933, as amended (the “Securities Act”), the Issuer agrees to give Stifel notice in the manner provided in paragraph H.5 of the Sales Plan as soon as practicable in the event that the Issuer fails to continue to satisfy the Current Public Information provisions.

5.

If the Sales Plan consists of “Option Shares”, which are shares that will be issued to Seller as a result of Employee Stock Options, the Issuer acknowledges that the Seller has authorized Stifel to serve as Seller’s agent and attorney-in-fact to exercise certain options to purchase the Stock from time to time under the Sales Plan. The Issuer agrees to accept, acknowledge and effect the exercise of such options by Stifel and the delivery of the underlying Stock to Stifel (free of any legend or statement restricting its transferability to a buyer).

6.

If the Sales Plan consists of Restricted Stock Units, Restricted Stock Awards or Performance Awards, which are shares that will be issued to Seller upon vesting, the Issuer acknowledges that the Seller has authorized Stifel to serve as Seller’s agent and attorney-in-fact with regard to vesting of certain awards under the Sales Plan. The Issuer agrees to accept, acknowledge and effect the vesting of such awards and the delivery of the underlying Stock to Stifel (free of any legend or statement restricting its transferability to a buyer).

7.

The Issuer acknowledges that Stifel has no liability or responsibility to the Issuer for ensuring that the Sales Plan complies or continues to comply with the Issuer’s insider trading or other employee policies and procedures.

Date:

Signature:

Print Name:

Title of Authorized Officer:

MEMBER SIPC AND MEMBERS, NEW YORK STOCK EXCHANGE, INC., CHICAGO AND AMERICAN STOCK EXCHANGE

EXHIBIT B

SELLER’S REPRESENTATION LETTER

Rule 10b5-1/ Rule 144 Seller’s Representation Letter
Seller Name Susan Abundis
Issuer Name Sierra Bancorp
Total Quantity of Securities to be Sold 787	Class (e.g., common, preferred) Common
Quantity of Restricted Securities to be Sold

Ladies and Gentlemen:

In reliance on Rule 144 under the Securities Act of 1933, as amended (“Securities Act”) I propose to sell the above described securities of the above mentioned issuer (“Issuer”) through you as a broker.

I represent, warrant and agree that I am a Rule 144 defined “affiliate” of the Issuer (i.e., a person or entity that directly or indirectly through one or more of its intermediaries, controls, is controlled by or is under common control with, the Issuer) or was, at any time during the ninety (90) days immediately before entering into this Rule 10b5-1 plan, a Rule 144 defined “affiliate.”

If the above described securities are “restricted securities,” (i.e., securities originally acquired directly or indirectly from the Issuer, or from an affiliate of the Issuer, in a transaction not involving a public offering) of a Reporting Issuer2, they were acquired and fully paid for more than six months ago. If these restricted securities were a gift to me, I represent that they were acquired by the donor more than six months ago. If these restricted securities were purchased privately by me from a “non-affiliate” of the Issuer, I represent that they were acquired by a non-affiliate seller more than six months ago.

I am not acting in concert with any other person in selling these securities, nor am I engaged in a plan with anyone else to dispose of these securities.

I represent that the Issuer is a Reporting Issuer and I do not know or have any reason to believe that the Issuer is not current in its reports to the SEC as required by Rule 144(c)(1) (i.e., that the Issuer has filed reports required to be filed by Section 13 or 15(d) of the Exchange Act for a period of at least 90 days immediately preceding the date of the proposed sale and, in addition, has filed the most recent annual report required to be filed thereunder).

I represent that the Issuer is not currently a “shell company” (i.e., a company with no or nominal operations and no or nominal non- cash assets) and, to the extent the Issuer has ever previously been a shell company, the Issuer has satisfied all of the requirements set forth under Rule 144(i)(2), including: (i) filed all reports required by the Exchange Act during the preceding 12 months, and (ii) filed current “Form 10 information” with the SEC more than one year ago.

I represent that the sale of these securities is not subject to any contractual limitation and that the shares I propose to sell are not subject to any other restriction on resale or any pledge, lien, mortgage, adverse claim, security interest, charge, option or other encumbrance whatsoever, other than the resale restrictions placed on the securities by the Issuer.

I am not in possession, or aware of, any material non-public information concerning the business, operations or prospects of the Issuer.

I confirm to you that I have a bona fide intent to sell these securities within a reasonable time after the transmittal of Form 144 to the SEC and that I have requested you to sell the securities for personal reasons and not because of any information which I may have with respect to the Issuer or its current or prospective operations. I am not aware of any facts or circumstances indicating that I am an “underwriter” of these securities or that this sale is part of a “distribution” of these securities as those terms are defined or applied under the Securities Act.

I agree to sell either through you as a broker or to you as “riskless principal” (as that term is defined in Rule 144(f)) or as “market maker” (as that term is defined in Section 3(a)(38) of the Exchange Act). I have no present intention to sell additional securities of the Issuer through any other means.

I have not made and do not propose to make any payment in connection with the execution of this transaction, except the usual and customary broker’s commissions or dealer’s charges to you. I have not solicited or arranged for the solicitation of the orders to buy in anticipation of or in connection with the proposed sale.

2 An Issuer is a “Reporting Issuer” if it is subject to the reporting requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended and has been subject to these requirements for a period of at least 90 days immediately before a sale.

The shares I hereby propose to sell, together with all sales made by me and by any person (as defined in Rule 144(a)(2)) whose sale(s) must be aggregated with mine as provided in paragraphs (a) and (e) of Rule 144 during the three months prior to the date of entering into this Rule 10b5-1 plan, do not and will not exceed the greater of (a) or (b) below:

a.	One percent of the shares or other units of the class outstanding for the Issuer; or
b.	The average weekly reported trading volume in the securities for the past four full calendar weeks preceding the filing of the above-mentioned Form 144 with the SEC.

The following information reflects all sales made during the three months prior to the date of proposed sale for my account and for the accounts of others with whom I must aggregate sales under the Rule (if no shares were sold, please indicate “0” under Amount):

		Amount	Date
a.	Myself	0
b.	My spouse, children and all other relatives living in our household (or under our control)	0
c.	Trusts or estates in which any person in (a) or (b) above are trustees, executors or have a 10% beneficial interest	0
d.	Corporations or other entities (other than the Company) in which persons in (a) or (b) above own collectively 10% or more of any class of equity securities or have a 10% equity interest	0
e.	Anyone acting in concert with any of the above	0
f.	All other accounts whose sales must be aggregated, including:	0
	Donees	0
	Pledges	0
	Trusts	0
	Others	0

I understand that my order may be accepted by you subject to your reasonable investigation as to whether such proposed sale, if executed, will comply with Rule 144 and the policies of Stifel. I understand that, if shares are restricted, a delay by Issuer’s counsel in issuing the opinion letter to Issuer’s transfer agent to remove any restrictions from my shares and/or delay by the transfer agent with the transfer of the shares without a legend and any interruption in delivery of such shares to Stifel may cause a postponement in the payment of the proceeds of the sale. I agree to indemnify you for any loss you may incur as a result of any such delay, failure to deliver shares or any damages you may incur as a result of unavailability of the exemption provided by Rule 144 from the registration requirements of the Securities Act.

I hereby confirm that all of the information contained in this letter and in Form 144, if required, is true and accurate, and can be relied on by you and the above persons. I also agree to notify you promptly of any changes in the facts set forth in this letter.

Yours sincerely,

X
Signature	Date

Susan Abundis	XXXX-0527
Print Name	Account No. Of Seller(s)

X
Joint Signature

Print Joint Name